PRESS RELEASE FOR	EAGLE BANCORP, INC.
IMMEDIATE RELEASE	CONTACT:
David G. Danielson
July 20, 2022	240.552.9534
EAGLE BANCORP, INC. ANNOUNCES NET INCOME FOR
SECOND QUARTER 2022 OF $25.2 MILLION OR $0.78 PER DILUTED SHARE

BETHESDA, MD, Eagle Bancorp, Inc. (the "Company") (NASDAQ: EGBN), the parent company of EagleBank (the "Bank"), today announced net income of $25.2 million for the second quarter 2022, compared to net income of $45.7 million for the prior quarter and $48.0 million for the year-ago quarter. Net income was $0.79 per share (basic) and $0.78 per share (diluted) for the second quarter 2022, compared to $1.43 per share (basic) and $1.42 per share (diluted) for the prior quarter and $1.50 per share (basic and diluted) for the year-ago quarter.
The decrease in earnings of $20.5 million from the first quarter of 2022 (the "prior quarter") was primarily driven by an increase in noninterest expense accruals related to the previously disclosed agreement in principle with the Securities and Exchange Commission ("SEC") staff to pay a civil money penalty and disgorgement, plus prejudgment interest, for an aggregate expense of $13.4 million1 to resolve the SEC's investigation with respect to the Company, while the prior quarter included a reduction in noninterest expense accruals related to share-based compensation awards and deferred compensation to our former CEO and Chairman of $5.0 million.

Second Quarter 2022 Highlights
•The Company reached an agreement in principle with the SEC to resolve the previously disclosed investigation with respect to the Company. Under the terms of the settlement, the Company would pay a civil money penalty and disgorgement, plus prejudgment interest, in an aggregate amount of $13.4 million, which the Company accrued as non-tax deductible expenses during the quarter. Absent the agreement in principle with the SEC, adjusted net income (a non-GAAP measure) was $38.6 million2 and adjusted earnings per share (a non-GAAP measure), was $1.20.2
•The Company declared a quarterly dividend of $0.45 per share, an increase of $0.05 over the prior quarter.
•Loans increased by $40.9 million from the prior quarter-end. This was the third consecutive quarterly increase.
•There was a $495 thousand provision for credit losses on loans. This was the first provision for credit losses after five consecutive quarterly reversals.
1 Aggregate is comprised of $10.0 million civil penalty, $2.6 million disgorgement and $750,493 prejudgment interest.
2 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document

•The increase in the overall interest rate environment continued to create unrealized losses in securities available-for-sale ("AFS"), which are recorded in accumulated other comprehensive income (loss). As a result, combined with the reduction in net income, shareholders' equity, book value per share and tangible book value per share declined from the prior quarter-end.

(Dollars in thousands, except per share)	As Of or For the Three Months Ended			Percent Change
	June 30,	March 31,	June 30,	Q2-22	Q2-22
	2022	2022	2021	vs. Q1-22	vs. Q2 21
Income Statement
Net income	$25,220	$45,744	$47,993	(44.9)%	(47.5)%
Net income per diluted share	$0.78	$1.42	$1.50	(45.1)%	(48.0)%
Dividend per common share	$0.45	$0.40	$0.35	12.5%	28.6%

Selected Ratios
Return on Average Assets	0.86%	1.46%	1.68%
Return on Average Common Equity	7.89%	13.83%	14.92%
Return on Average Tangible Common Equity[3]	8.59%	14.99%	16.25%
Net interest margin	2.94%	2.65%	3.04%
Efficiency Ratio[1]	55.87%	35.28%	37.14%

Balance Sheet
Assets	$10,936,448	$11,227,223	$10,960,718	(2.6)%	(0.2)%
Loans	$7,154,686	$7,113,807	$7,259,558	0.6%	(1.4)%
Loans (excluding PPP loans)[4]	$7,145,709	$7,078,063	$7,021,517	1.0%	1.8%
Deposits	$9,171,618	$9,586,259	$9,019,047	(4.3)%	1.7%
Total Capital (to risk weighted assets)	15.81%	15.86%	17.98%

Per Share
Book value per share	$39.35	$39.89	$40.87	(1.4)%	(3.7)%
Tangible book value per share	$36.10	$36.64	$37.58	(1.5)%	(3.9)%

Asset quality
Allowance for credit losses to total loans	1.02%	1.01%	1.28%
Nonperforming assets ("NPAs") to total assets	0.19%	0.23%	0.50%
Net (recovery) charge-off ratio to avg. loans (annualized)	(0.04)%	0.03%	0.30%

CEO Commentary
Susan G. Riel, President and Chief Executive Officer of Eagle Bancorp, Inc. commented, "The results for the second quarter are encouraging as loan balances increased for a third consecutive quarter and asset quality metrics continue to improve."
"Additionally, our CRE and C&I pipelines remain strong as our lending teams continue to be active in their calling efforts. And on construction lending, even with the successful completion of projects, our unfunded commitments were up slightly to $2.3 billion at quarter-end. As more opportunities arise, our total risk-based capital of 15.81%, gives us ample room to continue to grow the loan portfolio."
3 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document.
4 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the table under the subsection, "Total Loans."

"For our shareholders, we remain focused on increasing value and returning cash through dividends. At the end of the quarter, our board declared a dividend of $0.45 per share, which is an increase of $0.05 per share from the prior quarter."
"We once again thank all of our employees for their commitment in serving the needs of our clients and communities. Additionally, we remain committed to a culture of respect, diversity and inclusion in both the workplace and the communities we serve."

Income Statement

•Net interest income was $82.9 million for the second quarter 2022, compared to $80.5 million for the prior quarter and $84.6 million for the year-ago quarter. The increase in net interest income from the prior quarter was driven by higher average loans for the quarter, higher yield on loans as the overall rate environment increased, and higher rates on excess liquidity due to increased rates on excess reserves as well as deployment into investment securities. The combination of these three factors outpaced the increase in interest expense.

•Net interest margin was 2.94% for the second quarter 2022, compared to 2.65% for the prior quarter and 3.04% for the year-ago quarter. The increase in margin from the prior quarter was primarily attributable to a decrease in the average of low yielding interest earning assets associated with deposit outflows and an increase in average balances on loans and investments that have higher yields. The combined impact led to a greater increase in yield on earning assets over the increase in cost of funds.
◦The yield on interest earning assets, which includes the yield on securities, was 3.39% for the second quarter 2022 compared to 2.91% for the prior quarter and 3.41% for the year-ago quarter. This is an increase of 48 basis points from the prior quarter.
◦The yield on the loan portfolio was 4.51% for the second quarter 2022, compared to 4.35% for the prior quarter and 4.79% for the year-ago quarter. The increase of 16 basis points from the prior quarter was primarily due to rates on variable rate loans adjusting upward and higher rates on new loans. Variable rate loans reprice periodically, creating a short lag versus deposit rates on savings and money market accounts which we repriced shortly following the Federal Open Market Committee ("FOMC") announcement in the second quarter.
◦The cost of funds was 0.45% for second quarter 2022, compared to 0.26% for the prior quarter and 0.37% for the year-ago quarter. The increase of 19 basis points from the prior quarter was primarily from higher deposit rates paid on savings and money market accounts, offset partially by deposit outflows from savings and money market accounts.

•Pre-provision net revenue ("PPNR"),5 a non-GAAP measure, was $39.0 million for the second quarter 2022, compared to $56.9 million for the prior quarter and $60.1 million for the year-ago quarter. As a percent of average assets, adjusted PPNR for the second quarter 2022 was 1.33%, compared to 1.79% for the prior quarter and 2.10% for the year-ago quarter. This decrease in both PPNR and PPNR as a percent of average assets from the prior quarter was primarily attributable to the accrual of $13.4 million in noninterest expense in connection with entering into the agreement in principle with the SEC described above and the prior quarter included the accrual reduction of
5 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the table below. An explanation of the reconciliations and the reasons why the Company believes this non-GAAP financial measure to be important for investors is included with the reconciliation tables accompanying this document.

$5.0 million related to share-based compensation awards and deferred compensation for our former CEO and Chairman.

(Dollars in thousands)	Three Months Ended			Percent Change
	June 30,	March 31,	June 30,	Q2-22	Q2-22
	2022	2022	2021	vs. Q1-22	vs. Q2 21
Net interest income	$82,918	$80,452	$84,632	3.1%	(2.0)%
Noninterest income	5,564	7,453	10,925	(25.3)%	(49.1)%
Less: Noninterest expense	(49,438)	(31,012)	(35,494)	59.4%	39.3%
PPNR	$39,044	$56,893	$60,063	(31.4)%	(35.0)%

Average Assets	$11,701,622	$12,701,152	$11,453,080	(7.9)%	2.2%
PPNR to Avg. Assets (non-GAAP)	1.33%	1.79%	2.10%

•Provision for credit losses on loans was $495 thousand for the second quarter 2022, compared to a reversal of $2.8 million for the prior quarter and a reversal of $3.9 million for the year-ago quarter. The second quarter 2022 provision was primarily driven by adjustments to the qualitative components of the CECL model owing to the high inflationary environment and the related uncertainty and impacts on the broader economy. This was offset by improvements in asset quality, particularly the release of specific impairment reserves related to the sale of three loans from a single relationship.

•Noninterest income was $5.6 million for the second quarter 2022, as compared to $7.5 million for the prior quarter and $10.9 million for the year-ago quarter. The decline in noninterest income from the prior quarter was primarily due to a decrease in loan fees, Federal Housing Administration trade premiums and gains on sale of residential mortgage loans and Small Business Administration loans.

Residential mortgage loan locked commitments were $92.0 million, down from $136.7 million the prior quarter and down from $248.3 million for the year-ago quarter. As interest rates continued to rise in the second quarter, refinance activity continued to slow resulting in fewer locked loans.

•Noninterest expense was $49.4 million for the second quarter 2022 compared to $31.0 million for the prior quarter and $35.5 million for the year-ago quarter. The major changes from the prior quarter were as follows:
◦Other expense includes the accrual of $13.4 million of non-tax deductible expenses during the quarter to cover the Company's civil money penalty and disgorgement, plus prejudgment interest, in connection with the Company's agreement in principle with the SEC to resolve the previously disclosed investigation with respect to the Company.
◦Salaries and employee benefits were $21.8 million, up $4.8 million from the prior quarter. The increase was primarily due to the prior quarter-end including an accrual reduction of $5.0 million related to share-based compensation awards and deferred compensation for our former CEO and Chairman.
◦Legal, accounting and professional fees were $2.1 million, up $576 thousand from the prior quarter.

•Efficiency ratio6 was 55.9% for the second quarter 2022 compared to 35.3% for the prior quarter and 37.1% for the year-ago quarter. The increase in the efficiency ratio this quarter was primarily driven by the increase in noninterest expense (see noninterest expense section above), as compared to the prior quarter, which had an accrual reduction related to share-based compensation awards and deferred compensation to our former CEO and Chairman. Neither of these items were tax deductible.

•Effective income tax rate for the second quarter 2022 was 33.6%, compared to 23.4% for the prior quarter and 25.8% for the year-ago quarter. The increase in the effective tax rate this quarter was primarily driven by the increase in noninterest expense (see noninterest expense section above), as compared to the prior quarter, which had an accrual reduction related to share-based compensation awards and deferred compensation to our former CEO and Chairman. Neither of these items were tax deductible.

Balance Sheet

•Total assets at June 30, 2022 were $10.9 billion, down 2.6% from a quarter ago and down 0.2% from a year ago. The decrease from the prior quarter-end was driven by the utilization of interest-bearing deposits with banks and other short-term investments to satisfy deposit outflows.

•Investment securities AFS and Held-to-Maturity ("HTM") had an aggregate balance of $2.9 billion at June 30, 2022, down 1.0% from a quarter ago and up 72.4% from a year ago. The decrease from the prior quarter-end was primarily from lower carrying values on AFS securities. Investments purchased during the second quarter of 2022 were primarily agency mortgage backed securities and agency bonds.

•Total loans (excluding loans held for sale) were $7.155 billion as of June 30, 2022, up 0.6% from a quarter ago and down 1.4% from a year ago. Excluding PPP loans, loan balances were $7.146 billion as of June 30, 2022, up 1.0% from a quarter ago and up 1.8% from a year ago.7 The increase in loans, excluding PPP loans, from the prior quarter-end was driven by growth in commercial real estate ("CRE") loans and commercial & industrial loans ("C&I").

				Percent Change
(Dollars in thousands)	June 30,	March 31,	June 30,	Q1-22	Q1-22
	2022	2022	2021	vs. Q4 21	vs. Q1 21
Total loans, excluding loans held for sale (GAAP)	$7,154,686	$7,113,807	$7,259,558	0.6%	(1.4)%
Less: PPP loans (non-GAAP)	(8,977)	(35,744)	(238,041)
Total loans, excluding loans held for sale and PPP loans (non-GAAP)	$7,145,709	$7,078,063	$7,021,517	1.0%	1.8%

•Allowance for credit losses was 1.02% of total loans at June 30, 2022, compared to 1.01% a quarter ago, and 1.28% a year ago. See commentary above in section "Provision for Credit Losses on Loans".
Net charge-off as a percent of average loans (excluding loans held for sale) (on an annualized basis), was a net recovery of 0.04% for the second quarter 2022, as compared to a charge-off of
6 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document.
7 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the table below. An explanation of the reconciliations and the reasons why the Company believes this non-GAAP financial measure to be important for investors is included with the reconciliation tables accompanying this document.

0.03% a quarter ago, and 0.30% for the year-ago quarter. Net recovery for the quarter was $674 thousand.

•Nonperforming loans and assets: Both nonperforming loans and assets decreased compared to the prior quarter and the year-ago quarter. The decrease was driven primarily by the sale of several nonaccrual notes from one relationship, which exceeded the aggregate balance of three new nonperforming loans. Additionally, one nonperforming property was sold with a small gain.
◦Nonperforming loans as a percent of loans were 0.26% at June 30, 2022, compared to 0.33% a quarter ago and 0.68% a year ago.
◦Nonperforming assets as a percent of assets were 0.19% at June 30, 2022, compared to 0.23% a quarter ago and 0.50% a year ago.

•Total deposits were $9.2 billion at June 30, 2022, down 4.3% from a quarter ago and up 1.7% from a year ago. The outflow of deposits increased the ratio of loans to deposits up to 78% from 74% the prior quarter. Most of the outflows were in interest bearing accounts (savings and money market accounts) as average noninterest bearing deposits to average total deposits was 37.9% for the second quarter 2022, up from 36.1% a quarter ago and 33.3% for the year-ago quarter.

•Total shareholders’ equity was $1.3 billion at June 30, 2022, down 1.4% from a quarter ago, and down 3.4% from a year ago. The decrease in shareholders' equity from the prior quarter-end was primarily due to the continued increase in the overall interest rate environment, which created increased unrealized losses in investment securities available for sale, that are recorded in accumulated other comprehensive income (loss). These reductions to equity were partially offset by earnings (which were negatively impacted by the agreement in principle with the SEC), less dividends declared.
These factors reduced book value and tangible book value from the prior quarter-end:
◦Book value per share was $39.35, down from $39.89 a quarter ago, and down from $40.87 a year ago.
◦Tangible book value per share8 was $36.10, down from $36.64 a quarter ago, and down from $37.58 a year ago.

•Dividends: On June 16, 2022, the Board of Directors declared a quarterly cash dividend of $0.45 per common share payable on July 29, 2022 to shareholders of record on July 11, 2022.

•Capital ratios are based on our preliminary analysis for the periods in the table below. We believe that capital ratios for the Company remain strong and substantially in excess of regulatory minimum requirements.

8 A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.

	For the Company
				Well
	June 30,	March 31,	June 30,	Capitalized
	2022[9]	2022	2021	Minimum
Regulatory Ratios
Total Capital (to risk weighted assets)	15.81%	15.86%	17.98%	10.00%
Tier 1 Capital (to risk weighted assets)	14.68%	14.74%	14.67%	8.00%
Common Equity Tier 1 (to risk weighted assets)	14.68%	14.74%	14.67%	6.50%
Tier 1 Capital (to average assets)	10.76%	9.93%	10.65%	5.00%

Common Capital Ratios
Common Equity Ratio	11.54%	11.40%	11.92%	—%
Tangible Common Equity Ratio	10.69%	10.57%	11.07%	—%

Legal Update
•The Bank is in advanced discussions with the staff of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to resolve the previously disclosed investigation with respect to the Bank. We are hopeful that these discussions with the Federal Reserve Board staff will lead to a resolution of the investigation in the next few weeks on a mutually agreeable basis, but there can be no assurance that will be the case. Any agreements reached by the Bank with the staff would be subject to approval by the Federal Reserve Board, and there can be no assurance that it would be approved. We are unable to predict the outcome of the investigation or these discussions. Depending on the progress of the discussions in the coming weeks, the Company may be required to recognize a loss with respect to this investigation in the financial statements as of, and for the three-month and six-months periods ending, June 30, 2022 in its upcoming Quarterly Report on Form 10-Q for the three months ended June 30, 2022. However, as of the date of this earnings release, the Company has not accrued any reserve with respect to this investigation because the amount of probable loss is not reasonably estimable at this time.

Additional financial information: The financial information that follows provides more detail on the Company’s financial performance for the three months ended June 30, 2022 as compared to the three months ended March 31, 2022 and June 30, 2021 as well as eight quarters of trend data. Persons wishing additional information should refer to the Company’s annual report on Form 10-K for the year ended December 31, 2021, quarterly report on Form 10-Q for the quarter ended March 31, 2022 and other reports filed with the SEC.
About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through seventeen banking offices and five lending offices, located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, diversity, equity and inclusion in both its workplace and the communities in which it operates.

Conference call: Eagle Bancorp will host a conference call to discuss its second quarter 2022 financial results on Thursday, July 21, 2022 at 10:00 a.m. eastern time. The public is invited to listen to this registering at the link https://register.vevent.com/register/BIbfb78eb2f18a476f86d056e181426905, or by
9 Capital ratios for June 30, 2022 are subject to final filings with the Federal Reserve.

accessing the call on the Company’s website, www.EagleBankCorp.com. A replay of the conference call will be available on the Company’s website through August 5, 2022.

Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market (including ongoing challenges and uncertainties relating to the evolution and continuation of the COVID-19 pandemic, including on our credit quality, asset and loan growth and broader business operations), volatility in interest rates and interest rate policy, the current high inflationary environment competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance, and nothing contained herein is meant to or should be considered and treated as earnings guidance of future quarters’ performance projections. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Income Statements:
Total interest income	$95,635	$88,321	$94,920
Total interest expense	12,717	7,869	10,288
Net interest income	82,918	80,452	84,632
Provision (reversal) for credit losses	495	(2,787)	(3,856)
Provision (reversal) for unfunded commitments	553	(11)	(761)
Net interest income after provision for credit losses	81,870	83,250	89,249
Noninterest income (before investment gain)	5,715	7,478	10,607
Gain (loss) on sale of investment securities	(151)	(25)	318
Total noninterest income	5,564	7,453	10,925
Total noninterest expense	49,438	31,012	35,494
Income before income tax expense	37,996	59,691	64,680
Income tax expense	12,776	13,947	16,687
Net income	$25,220	$45,744	$47,993

Per Share Data:
Earnings per weighted average common share, basic	$0.79	$1.43	$1.50
Earnings per weighted average common share, diluted	$0.78	$1.42	$1.50
Weighted average common shares outstanding, basic	32,080,657	32,033,280	31,962,819
Weighted average common shares outstanding, diluted	32,142,427	32,110,099	32,025,110
Actual shares outstanding at period end	32,081,241	32,079,474	31,961,573
Book value per common share at period end	$39.35	$39.89	$40.87
Tangible book value per common share at period end (1)	$36.10	$36.64	$37.58
Dividend per common share	$0.45	$0.40	$0.35

Performance Ratios (annualized):
Return on average assets	0.86%	1.46%	1.68%
Return on average common equity	7.89%	13.83%	14.92%
Return on average tangible common equity (1)	8.59%	14.99%	16.25%
Net interest margin	2.94%	2.65%	3.04%
Efficiency ratio (2)	55.9%	35.3%	37.1%

Other Ratios:
Allowance for credit losses to total loans (3)	1.02%	1.01%	1.28%
Allowance for credit losses to total nonperforming loans	386%	301%	187%
Nonperforming loans to total loans (3)	0.26%	0.33%	0.68%
Nonperforming assets to total assets	0.19%	0.23%	0.50%
Net (recovery) charge-off (annualized) to average total loans (3)	(0.04)%	0.03%	0.30%
Average noninterest bearing deposits to average deposits	37.9%	36.1%	33.3%
Yield on loans(3)	4.51%	4.35%	4.79%
Cost of funds	0.45%	0.26%	0.37%

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Continued) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Capital Ratios
Common equity to total assets	11.54%	11.40%	11.92%
Tier 1 capital (to average assets)	10.76%	9.93%	10.65%
Total capital (to risk weighted assets)	15.81%	15.86%	17.98%
Common equity tier 1 capital (to risk weighted assets)	14.68%	14.74%	14.67%
Tangible common equity ratio (1)	10.69%	10.57%	11.07%

Loan Balances - Period End:
Commercial and Industrial	$1,394,835	$1,377,615	$1,359,157
PPP loans	$8,977	$35,744	$238,041
Commercial real estate - income producing	$3,606,506	$3,543,795	$3,534,057
Commercial real estate - owner occupied	$1,080,249	$1,104,982	$991,936
1-4 Family mortgage	$72,793	$72,238	$77,131
Construction - commercial and residential	$804,170	$783,101	$835,733
Construction - C&I (owner occupied)	$129,717	$140,282	$161,187
Home equity	$53,193	$54,804	$60,559
Other consumer	$4,246	$1,246	$1,757

Average Balances:
Total assets	$11,701,622	$12,701,152	$11,453,080
Total earning assets	$11,300,267	$12,326,473	$11,153,012
Total loans(3)	$7,104,727	$7,053,701	$7,382,238
Total deposits	$10,184,886	$10,874,976	$9,530,909
Total borrowings	$152,583	$371,987	$536,926
Total shareholders’ equity	$1,281,847	$1,341,785	$1,290,029

Asset Quality:
Net (recovery) charge-off	$(674)	$459	$5,586
Nonperforming loans	$18,844	$23,750	$49,479
Other real estate owned	$1,487	$1,635	$4,987
Nonperforming assets	$20,331	$25,386	$54,466
(1) A reconciliation of non-GAAP financial measures to the nearest non-GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income. The efficiency ratio measures a bank’s overhead as a percentage of its revenue.
(3) Excludes loans held for sale.

GAAP Reconciliation (unaudited)
(dollars in thousands, except per share data)

	June 30,	March 31,	June 30,
	2022	2022	2021
Common shareholders' equity	$1,262,243	$1,279,554	$1,306,336
Less: Intangible assets	(104,257)	(104,241)	(105,148)
Tangible common equity	$1,157,986	$1,175,313	$1,201,188

Book value per common share	$39.35	$39.89	$40.87
Less: Intangible book value per common share	(3.25)	(3.25)	(3.29)
Tangible book value per common share	$36.10	$36.64	$37.58

Total assets	$10,936,448	$11,227,223	$10,960,718
Less: Intangible assets	(104,257)	(104,241)	(105,148)
Tangible assets	$10,832,191	$11,122,982	$10,855,570

Tangible common equity ratio	10.69%	10.57%	11.07%

Allowance for credit losses	$(72,665)	$(71,505)	$(92,560)

Total loans, excluding loans held for sale	$7,154,686	$7,113,807	$7,259,558
Less: PPP loans (non-GAAP)	(8,977)	(35,744)	(238,041)
Total loans excluding PPP loans (non-GAAP)	$7,145,709	$7,078,063	$7,021,517

Allowance for credit losses:
As a % of total loans (GAAP)	1.02%	1.01%	1.28%
As a % of total loans excl. PPP loans (non-GAAP)	1.02%	1.01%	1.32%

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Average common shareholders' equity	$1,281,847	$1,341,785	$1,290,029
Less: Average intangible assets	(104,257)	(104,246)	(105,165)
Average tangible common equity	$1,177,590	$1,237,539	$1,184,864

Net Income	$25,220	$45,744	$47,993
Return on average tangible common equity(1)	8.59%	14.99%	16.25%

Net interest income	$82,918	$80,452	$84,632
Noninterest income	5,564	7,453	10,925
Operating revenue	$88,482	$87,905	$95,557
Noninterest expense	$49,438	$31,012	$35,494
Efficiency ratio	55.9%	35.3%	37.1%

Salaries and employee benefits	$—	$17,019	$—
Accrual reduction for former CEO and Chairman	—	5,018	—
Adj. Salaries and employee benefits (non-GAAP)	$—	$22,037	$—

(1) Periods of less than a year are annualized.

GAAP Reconciliation (unaudited)
(dollars in thousands, except per share data)

Three Months
Ended
June 30,
2022
Net income	$25,220
Reversal: Penalty & disgorgement	13,350
Adjusted net income	$38,570

Earnings per share (diluted)	$0.78
Reversal: Penalty, disgorgement & prejudgment interest	0.42
Adjusted earnings per share (diluted)	$1.20

Weighted average common shares outstanding, diluted	32,142,427

GAAP Reconciliation (unaudited) - Continued
Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, and the return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above table provides reconciliation of these financial measures defined by GAAP with non-GAAP financial measures.
Pre-provision net revenue is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates PPNR by subtracting noninterest expenses from the sum of net interest income and noninterest income. PPNR to Average Assets is calculated by dividing the PPNR amount by average assets to obtain a percentage. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. The table in the "Income Statement" section of this earnings release provides a reconciliation of PPNR and PPNR to Average Assets to the nearest GAAP measure.
Total loans excluding PPP loans is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates Total loans excluding PPP loans by subtracting the total amount of outstanding PPP loans from the amount of total loans, excluding loans held for sale. The Company considers this information important to shareholders because it allows investors to see changes in the Company's loan growth without the impact of the PPP loans, which were loan products specific to relief efforts in response to the COVID-19 pandemic. Excluding the impact of PPP loans also allows investors to better compare the Company's loan growth to historical periods prior to the pandemic. The table in the "Balance Sheet" section of this earnings release and the table above provides a reconciliation of total loans excluding PPP loans to the nearest GAAP measure.
Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures.
Adjusted salaries and employee benefits is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates adjusted salaries and employee benefits by subtracting from total salaries and employee benefits the one-time accrual reduction of $5.0 million related to share-based compensation awards and deferred compensation for the Company's former CEO and Chairman in the first quarter of 2022. The Company considers this information important to shareholders because the accrual reduction was a one-time event that occurred during the first quarter of 2022. The Adjusted Salaries and Employee Benefits non-GAAP measure provides investors insight into how salaries and employee benefits changed exclusive of the one-time accrual reduction, and allows investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of adjusted salaries and employee benefits to the nearest GAAP measure.
Adjusted net income and adjusted earnings per share (diluted) are non-GAAP financial measures derived from GAAP based amounts. The Company calculates adjusted net income by excluding from net income the $13.4 million accrual of non-tax deductible expenses during the quarter to cover the Company's civil money penalty and disgorgement, plus prejudgment interest, in connection with the Company's agreement in principle with the SEC to resolve the previously disclosed investigation with respect to the Company. The Company calculates adjusted earnings per share (diluted) by dividing the same $13.4 million accrual by the weighted average shares outstanding (diluted) in the second quarter of 2022. The Company considers this information important to shareholders because adjusted net income and adjusted earnings per share (diluted) provides investors insight into how Company earnings changed exclusive of the costs related to the agreement in principle with the SEC, and allow investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of adjusted net income and adjusted earnings per share (diluted) to the nearest GAAP measure.

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)
	June 30,	March 31,	June 30,
Assets	2022	2022	2021
Cash and due from banks	$13,132	$12,140	$9,290
Federal funds sold	42,697	27,359	20,346
Interest bearing deposits with banks and other short-term investments	369,337	682,883	1,566,586
Investment securities available for sale at fair value (amortized cost of $1,897,967 , $1,873,491, and $1,674,264, net of allowance for credit losses of $18, $18 and $132 as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively)	1,755,254	1,775,633	1,681,031
Investment securities held to maturity (fair value of $1,083,880, $1,144,505 and $0, net of allowance for credit losses of $826, $817 and $0, as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively)	1,143,632	1,153,399	—
Federal Reserve and Federal Home Loan Bank stock	33,990	29,026	34,033
Loans held for sale	13,814	25,504	55,949
Loans	7,154,686	7,113,807	7,259,558
Less allowance for credit losses	(72,665)	(71,505)	(92,560)
Loans, net	7,082,021	7,042,302	7,166,998
Premises and equipment, net	13,643	14,014	15,941
Operating lease right-of-use assets	27,548	28,969	29,066
Deferred income taxes	92,167	81,087	42,369
Bank owned life insurance	110,047	109,415	107,516
Intangible assets, net	104,257	104,241	105,148
Other real estate owned	1,487	1,635	4,987
Other assets	133,422	139,616	121,458
Total assets	$10,936,448	$11,227,223	$10,960,718
Liabilities and Shareholders' Equity
Deposits:
Noninterest bearing demand	$2,831,934	$2,951,594	$2,641,636
Interest bearing transaction	985,431	888,598	946,228
Savings and money market	4,741,180	5,047,548	4,653,161
Time deposits	613,073	698,519	778,022
Total deposits	9,171,618	9,586,259	9,019,047
Customer repurchase agreements	26,539	28,293	19,651
Other short-term borrowings	280,000	150,000	300,000
Long-term borrowings	69,732	69,701	218,273
Operating lease liabilities	32,414	33,935	31,662
Reserve for unfunded commitments	4,921	4,369	4,295
Other liabilities	88,981	75,112	61,454
Total liabilities	9,674,205	9,947,669	9,654,382
Shareholders' Equity
Common stock, par value $.01 per share; shares authorized 100,000,000, shares issued and outstanding 32,081,241, 32,079,474, and 31,961,573 respectively	318	318	316
Additional paid in capital	440,418	437,820	431,103
Retained earnings	973,876	963,140	870,397
Accumulated other comprehensive income (loss)	(152,369)	(121,724)	4,520
Total Shareholders' Equity	1,262,243	1,279,554	1,306,336
Total Liabilities and Shareholders' Equity	$10,936,448	$11,227,223	$10,960,718

Eagle Bancorp, Inc.
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Interest Income
Interest and fees on loans	$80,142	$75,830	$88,704	$155,972	$177,942
Interest and dividends on investment securities	12,997	11,430	5,606	24,427	10,001
Interest on balances with other banks and short-term invest.	2,451	1,057	603	3,508	1,156
Interest on federal funds sold	45	4	7	49	15
Total interest income	95,635	88,321	94,920	183,956	189,114

Interest Expense
Interest on deposits	11,538	6,359	6,799	17,897	14,698
Interest on customer repurchase agreements	22	13	9	35	20
Interest on other short-term borrowings	120	460	501	580	996
Interest on long-term borrowings	1,037	1,037	2,979	2,074	6,117
Total interest expense	12,717	7,869	10,288	20,586	21,831
Net Interest Income	82,918	80,452	84,632	163,370	167,283
Provision / (Reversal) for Credit Losses	495	(2,787)	(3,856)	(2,292)	(6,206)
Provision / (Reversal) for Unfunded Commitments	553	(11)	(761)	542	(1,203)
Net Interest Income After Provision For Credit Losses	81,870	83,250	89,249	165,120	174,692

Noninterest Income
Service charges on deposits	1,345	1,286	1,122	2,631	2,099
Gain on sale of loans	855	1,492	3,478	2,347	8,656
Gain (loss) on sale of investment securities	(151)	(25)	318	(176)	539
Incr. in the cash surrender value of bank owned life insurance	632	626	398	1,258	787
Other income	2,883	4,074	5,609	6,957	9,431
Total noninterest income	5,564	7,453	10,925	13,017	21,512

Noninterest Expense
Salaries and employee benefits	21,805	17,019	19,876	38,824	41,645
Premises and equipment expenses	3,523	3,128	3,644	6,651	7,262
Marketing and advertising	1,186	1,064	980	2,250	1,866
Data processing	2,729	2,880	2,751	5,609	5,565
Legal, accounting and professional fees	2,137	1,561	3,503	3,698	6,502
FDIC insurance	906	1,058	1,609	1,964	4,037
Other expense	17,152	4,302	3,131	21,454	6,604
Total noninterest expense	49,438	31,012	35,494	80,450	73,481
Income Before Income Tax Expense	37,996	59,691	64,680	97,687	122,723
Income Tax Expense	12,776	13,947	16,687	26,723	31,261
Net Income	$25,220	$45,744	$47,993	$70,964	$91,462

Earnings Per Common Share
Basic	$0.79	$1.43	$1.50	$2.21	$2.87
Diluted	$0.78	$1.42	$1.50	$2.21	$2.86

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)
	Three Months Ended
	June 30, 2022			March 31, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$1,193,253	$2,451	0.82%	$2,403,017	$1,057	0.18%
Loans held for sale (1)	16,342	179	4.38%	26,887	219	3.26%
Loans (1) (2)	7,104,727	79,963	4.51%	7,053,701	75,611	4.35%
Investment securities available for sale (2)	1,793,047	7,022	1.57%	2,794,681	11,280	1.64%
Investment securities held to maturity (2)	1,157,308	5,975	2.07%	24,011	150	2.53%
Federal funds sold	35,590	45	0.51%	24,176	4	0.07%
Total interest earning assets	11,300,267	$95,635	3.39%	12,326,473	$88,321	2.91%
Total noninterest earning assets	474,279			449,784
Less: allowance for credit losses	72,924			75,105
Total noninterest earning assets	401,355			374,679
TOTAL ASSETS	$11,701,622			$12,701,152

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$856,388	$630	0.30%	$754,833	$322	0.17%
Savings and money market	4,810,047	8,772	0.73%	5,476,721	3,723	0.28%
Time deposits	657,220	2,136	1.30%	722,646	2,314	1.30%
Total interest bearing deposits	6,323,655	11,538	0.73%	6,954,200	6,359	0.37%
Customer repurchase agreements	25,112	22	0.35%	25,628	13	0.21%
Other short-term borrowings	57,750	120	0.83%	276,669	460	0.67%
Long-term borrowings	69,721	1,037	5.95%	69,690	1,037	5.95%
Total interest bearing liabilities	6,476,238	$12,717	0.79%	7,326,187	$7,869	0.44%
Noninterest bearing liabilities:
Noninterest bearing demand	3,861,231			3,920,776
Other liabilities	82,306			112,404
Total noninterest bearing liabilities	3,943,537			4,033,180
Shareholders’ equity	1,281,847			1,341,785
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$11,701,622			$12,701,152
Net interest income		$82,918			$80,452

Net interest spread			2.60%			2.47%
Net interest margin			2.94%			2.65%
Cost of funds			0.45%			0.26%
(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.3 million and $3.7 million for the three months ended June 30, 2022 and March 31, 2022, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)
(Dollars in thousands)
	Three Months Ended June 30,
	2022			2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$1,193,253	$2,451	0.82%	$2,087,831	$603	0.12%
Loans held for sale (1)	16,342	179	4.38%	76,668	557	2.87%
Loans (1) (2)	7,104,727	79,963	4.51%	7,382,238	88,149	4.79%
Investment securities available for sale (2)	1,793,047	7,022	1.57%	1,576,977	5,604	1.43%
Investment securities held to maturity (2)	1,157,308	5,975	2.07%	—	—	—%
Federal funds sold	35,590	45	0.51%	29,298	7	0.10%
Total interest earning assets	11,300,267	$95,635	3.39%	11,153,012	$94,920	3.41%
Total noninterest earning assets	474,279			400,978
Less: allowance for credit losses	72,924			100,910
Total noninterest earning assets	401,355			300,068
TOTAL ASSETS	$11,701,622			$11,453,080

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$856,388	$630	0.30%	$842,914	$388	0.18%
Savings and money market	4,810,047	8,772	0.73%	4,715,193	3,699	0.31%
Time deposits	657,220	2,136	1.30%	797,383	2,712	1.36%
Total interest bearing deposits	6,323,655	11,538	0.73%	6,355,490	6,799	0.43%
Customer repurchase agreements	25,112	22	0.35%	18,683	9	0.19%
Other short-term borrowings	57,750	120	0.83%	300,003	501	0.66%
Long-term borrowings	69,721	1,037	5.95%	218,240	2,979	5.40%
Total interest bearing liabilities	6,476,238	$12,717	0.79%	6,892,416	$10,288	0.60%
Noninterest bearing liabilities:
Noninterest bearing demand	3,861,231			3,175,419
Other liabilities	82,306			95,216
Total noninterest bearing liabilities	3,943,537			3,270,635
Shareholders’ equity	1,281,847			1,290,029
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$11,701,622			$11,453,080
Net interest income		$82,918			$84,632

Net interest spread			2.60%			2.81%
Net interest margin			2.94%			3.04%
Cost of funds			0.45%			0.37%
(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.3 million and $13.4 million for the three months ended June 30, 2022 and June 30, 2021, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Income and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
Income Statements:	2022	2022	2021	2021	2021	2021	2020	2020
Total interest income	$95,635	$88,321	$86,230	$89,152	$94,920	$94,194	$94,680	$93,833
Total interest expense	12,717	7,869	8,044	10,107	10,288	11,543	13,262	14,795
Net interest income	82,918	80,452	78,186	79,045	84,632	82,651	81,418	79,038
Provision (reversal) for credit losses	495	(2,787)	(6,412)	(8,203)	(3,856)	(2,350)	4,917	6,607
Provision (reversal) for unfunded commitments	553	(11)	(632)	716	(761)	(442)	406	(2,078)
Net interest income after provision for credit losses	81,870	83,250	85,230	86,532	89,249	85,443	76,095	74,509
Noninterest income before investment gain (loss)	5,715	7,478	9,668	6,780	10,607	10,366	9,722	17,729
Gain (loss) on sale of investment securities	(151)	(25)	906	1,519	318	221	165	115
Total noninterest income	5,564	7,453	10,574	8,299	10,925	10,587	9,887	17,844
Salaries and employee benefits	21,805	17,019	24,608	22,145	19,876	21,769	20,151	19,388
Premises and equipment	3,523	3,128	3,755	3,859	3,644	3,618	3,301	5,125
Marketing and advertising	1,186	1,064	1,286	1,013	980	886	1,161	928
Other expenses	22,924	9,801	9,660	9,358	10,994	11,714	10,396	11,474
Total noninterest expense	49,438	31,012	39,309	36,375	35,494	37,987	35,009	36,915
Income before income tax expense	37,996	59,691	56,495	58,456	64,680	58,043	50,973	55,438
Income tax expense	12,776	13,947	14,875	14,847	16,687	14,574	12,081	14,092
Net income	$25,220	$45,744	$41,620	$43,609	$47,993	$43,469	$38,892	$41,346
Per Share Data:
Earnings per weighted average common share, basic	$0.79	$1.43	$1.30	$1.36	$1.50	$1.36	$1.21	$1.28
Earnings per weighted average common share, diluted	$0.78	$1.42	$1.30	$1.36	$1.50	$1.36	$1.21	$1.28
Weighted average common shares outstanding, basic	32,080,657	32,033,280	31,950,320	31,959,357	31,962,819	31,869,655	32,037,099	32,229,322
Weighted average common shares outstanding, diluted	32,142,427	32,110,099	32,030,998	32,030,527	32,025,110	31,922,940	32,075,175	32,250,885
Actual shares outstanding at period end	32,081,241	32,079,474	31,950,092	31,947,458	31,961,573	31,960,379	31,779,663	32,228,636
Book value per common share at period end	$39.35	$39.89	$42.28	$41.68	$40.87	$39.45	$39.05	$37.96
Tangible book value per common share at period end (1)	$36.10	$36.64	$38.97	$38.39	$37.58	$36.16	$35.74	$34.70
Dividend per common share	$0.45	$0.40	$0.40	$0.40	$0.35	$0.25	$0.22	$0.22
Performance Ratios (annualized):
Return on average assets	0.86%	1.46%	1.32%	1.46%	1.68%	1.53%	1.39%	1.57%
Return on average common equity	7.89%	13.83%	12.30%	13.00%	14.92%	14.05%	12.53%	14.46%
Return on average tangible common equity(1)	8.59%	14.99%	13.35%	14.11%	16.25%	15.33%	13.69%	15.93%
Net interest margin	2.94%	2.65%	2.55%	2.73%	3.04%	2.98%	2.98%	3.08%
Efficiency ratio (2)	55.87%	35.3%	44.3%	41.7%	37.1%	40.7%	38.3%	38.1%
Other Ratios:
Allowance for credit losses to total loans (3)	1.02%	1.01%	1.06%	1.21%	1.28%	1.36%	1.41%	1.40%
Allowance for credit losses to total nonperforming loans	386%	301%	257%	265%	187%	195%	180%	190%
Nonperforming loans to total loans (3)	0.26%	0.33%	0.41%	0.46%	0.68%	0.69%	0.79%	0.74%
Nonperforming assets to total assets	0.19%	0.23%	0.26%	0.31%	0.50%	0.51%	0.59%	0.62%
Net (recovery) charge-off (annualized) to average total loans (3)	(0.04)%	0.03%	0.07%	0.08%	0.30%	0.27%	0.28%	0.26%
Tier 1 capital (to average assets)	10.76%	9.93%	10.19%	10.58%	10.65%	10.28%	10.31%	10.82%
Total capital (to risk weighted assets)	15.81%	15.86%	16.15%	16.59%	17.98%	17.86%	17.04%	16.72%
Common equity tier 1 capital (to risk weighted assets)	14.68%	14.74%	15.02%	15.33%	14.67%	14.42%	13.49%	13.19%
Tangible common equity ratio (1)	10.69%	10.57%	10.60%	10.68%	11.07%	10.48%	10.31%	11.18%
Average Balances (in thousands):
Total assets	$11,701,622	$12,701,152	$12,538,596	$11,826,326	$11,453,080	$11,517,836	$11,141,826	$10,473,595
Total earning assets	$11,300,267	$12,326,473	$12,180,872	$11,486,280	$11,152,933	$11,236,440	$10,872,259	$10,205,939
Total loans(3)	$7,104,727	$7,053,701	$6,890,414	$7,055,621	$7,382,238	$7,726,716	$7,896,324	$7,910,260
Total deposits	$10,184,886	$10,874,976	$10,670,206	$9,948,114	$9,530,909	$9,601,249	$9,227,733	$8,591,912
Total borrowings	$152,583	$371,987	$402,393	$448,697	$536,926	$573,750	$596,307	$596,472
Total shareholders’ equity	$1,281,847	$1,341,785	$1,342,525	$1,331,022	$1,290,029	$1,254,780	$1,235,174	$1,211,145
(1) See footnote (1) for Consolidated Financial Highlights.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.